UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

NorthStar Asset Management Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36301 (Commission File Number)	46-4591526 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information included in Item 2.01 below of this Current Report on Form 8-K and Item 5 of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 8, 2014, NorthStar Asset Management Group Inc. (“NSAM”), through its wholly owned subsidiary, Platform HealthCare Investor T-II, LLC (the “Purchaser”), completed its investment in the business of American Healthcare Investors LLC (“AHI”) through the acquisition of approximately 47% of the membership interests (the “AHI Interest”) of AHI Newco, LLC (“AHI Ventures”), a Delaware limited liability company and direct wholly-owned subsidiary of AHI. NSAM purchased the AHI Interest with a combination of cash and stock totaling approximately $57.5 million, consisting of $37.5 million of cash and 956,462 shares of NSAM common stock (which stock is subject to certain lock-up and vesting restrictions). AHI is a healthcare-focused real estate investment management firm with over 60 real estate professionals that co-sponsored and advised Griffin-American Healthcare REIT II, Inc., a non-traded healthcare focused real estate investment trust (the “Griffin-American portfolio”) recently acquired by NorthStar Realty Finance Corp. (“NorthStar Realty”) and NorthStar Healthcare Income, Inc., each managed by NSAM.
NSAM’s investment in AHI Ventures is structured as a joint venture (the “Joint Venture”) between the Purchaser, AHI and James F. Flaherty III, a strategic partner of NSAM. Concurrently with the closing, the Purchaser, AHI and Mr. Flaherty entered into an amended and restated limited liability company agreement (the “LLC Agreement”) of the Joint Venture, containing customary terms and conditions. The Joint Venture is managed by a five member executive committee, of which two members are designated by the Purchaser (the “NSAM Designees”) and three members are designated by AHI. The principals of AHI will continue to run the day-to-day operations of the AHI business. Certain major decisions require the consent of the NSAM Designees. The members of AHI Ventures are entitled to receive certain distributions of operating cash flow and certain promote fees in accordance with the allocations set forth in the LLC Agreement, a form of which was previously filed with NSAM's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.
As part of the Joint Venture, AHI Ventures will provide certain asset management, property management and/or other services to NSAM to assist NSAM in managing the existing healthcare assets (excluding any joint venture assets) of NorthStar Realty, including the Griffin-American portfolio. AHI Ventures will also provide management services to NSAM to assist NSAM in managing the future healthcare assets (excluding joint venture assets) acquired by NorthStar Realty and, subject to certain conditions, other NSAM managed companies.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements.

If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc. (Registrant)

Date: December 12, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary